UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2015

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2015, Charles River Laboratories International, Inc. ("Charles River") announced that Thomas F. Ackerman, Corporate Executive Vice President and Chief Financial Officer, will retire from Charles River Laboratories in February 2016. Mr. Ackerman joined Charles River in 1988, with over a decade of combined public accounting and international finance experience. He became Vice President and Chief Financial Officer in 1996 and was elevated to his current position in 2005.

David R. Smith, Corporate Senior Vice President, Global Discovery Services, has been named as Mr. Ackerman’s successor. Mr. Smith joined Charles River through the acquisition of Argenta and BioFocus from Galapagos NV, where he was serving as Chief Executive Officer of its Galapagos Services division. Mr. Smith spent eight years at PricewaterhouseCoopers prior to joining AstraZeneca in 1997, where he spent the next nine years in various finance and business roles of increasingly greater responsibility. After leaving AstraZeneca, Mr. Smith served as the Chief Financial Officer of Galapagos NV before becoming Chief Financial Officer for Cambridge University Hospitals, where he served in that capacity for six years, from 2007 to 2013. Mr. Smith will assume Mr. Ackerman’s responsibilities over the course of 2015.

Charles River has entered into an agreement with Mr. Ackerman effective February 25, 2015 that establishes parameters regarding the gradual and well-planned transition of his responsibilities. The agreement sets forth that Mr. Ackerman will remain an employee of Charles River until February 29, 2016, after which time he will provide consulting services for another year of at least 125 hours per calendar quarter. Mr. Ackerman will remain in his current full-time position through August 31, 2015, after which date he and Charles River's Chief Executive Officer will mutually agree on the incremental adjustment of his role and responsibilities through year-end. Mr. Ackerman’s base compensation during the first year of the agreement will be at his current base pay level of $534,465, which will be adjusted to an equivalent hourly rate during the consulting year. Mr. Ackerman will be eligible to receive his fiscal 2015 cash bonus, but is not eligible for a cash bonus for fiscal 2016. Mr. Ackerman will receive a grant of long-term equity in 2015 valued at $1 million at the time of grant with a one-year vesting term containing significant performance-based components tied to his satisfactory transition of his current global responsibilities to his successor. Mr. Ackerman will not be eligible to receive any new equity awards in 2016. The vesting of previously granted equity awards will be unaffected and continue through the conclusion of the consulting period. In consideration for the benefits provided by the agreement, Mr. Ackerman has waived his rights to other severance benefits to which he otherwise might be entitled.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

February 27, 2015	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Vice President, Legal Compliance & Deputy General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Agreement between Charles River Laboratories International, Inc. and Thomas F. Ackerman effective February 25, 2015